As filed with the Securities and Exchange Commission on March 20, 1997
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        Super Vision International, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   59-3046866
                      (I.R.S. employer identification no.)

                    2442 Viscount Row, Orlando, Florida 32809
               (Address of principal executive offices) (Zip code)

             Super Vision International, Inc. 1994 Stock Option Plan
                            (Full title of the plan)

                                 Brett Kingstone
                        Super Vision International, Inc.
                                2442 Viscount Row
                             Orlando, Florida 32809
                     (Name and address of agent for service)

                                 (407) 857-9900
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Alison S. Newman, Esq.
                      Bachner, Tally, Polevoy & Misher LLP
                               380 Madison Avenue
                            New York, New York 10017

                         CALCULATION OF REGISTRATION FEE


                                                        Proposed          Proposed
                                                       Maximum            Maximum
                                                        Offering         Aggregate        Amount of
Title of Each Class of                                 Amount to         Price Per        Offering      Registration
Securities to be Registered                          be Registered(1)     Share(2)         Price            Fee
----------------------------                        ------------------- -------------   -------------   -------------
Class A Common Stock,
  $.001 par value                                     150,000              $7.375         $1,106,250       $335.23


(1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of shares of Class A Common Stock is being registered to cover any adjustment in the number of shares of Class A Common Stock pursuant to the anti-dilution provisions of the 1994 Stock Option Plan.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price shown is the average of the bid and asked price of the Class A Common Stock on March 18, 1997 as reported on Nasdaq.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  The documents listed below are hereby incorporated by reference into this Registration Statement. In addition, all documents subsequently filed by Super Vision International, Inc. (the "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

(a) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, including any documents or portions thereof incorporated by reference therein;

(b)(1) the Registrant's Quarterly Report on Form 10-QSB for the three-month period ended March 31, 1996;

(b)(2) the Registrant's Quarterly Report on Form 10-QSB for the six-month period ended June 30, 1996;

(b)(3) the Registrant's Quarterly Report on Form 10-QSB for the nine-month period ended September 30, 1996;

(b)(4)          the Registrant's definitive Proxy Statement dated April 24,
                1996;

(b)(5) the Registrant's Form 8-K filed with the Securities and Exchange Commission on September 9, 1996;

(c) the Registrant's Registration Statement on Form 8-A declared effective by the Securities and Exchange Commission on March 22, 1994, including any amendment or supplement thereto.

Item 6.           Indemnification of Directors and Officers

                  The Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GCL").

                  In accordance with Section 102(b)(7) of the GCL, the Certificate of Incorporation of the Company eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in
Section 102(b)(7).

                  The Registrant also has Indemnification Agreements with each of its directors. Each such indemnification agreement provides that the Company will indemnify the indemnitee against expenses, including reasonable attorneys fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties as director of the Company. Such indemnification is available if the acts of the indemnitee were in good faith and if the indemnitee acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 8.   Exhibits

       4 Super Vision International, Inc. 1994 Stock Option Plan (incorporated by reference to Registration Statement on Form SB-2, File No. 33-74742)

       5 Opinion of Bachner, Tally, Polevoy & Misher LLP with respect to the legality of the Class A Common Stock to be registered hereunder

    23.1        Consent of Coopers & Lybrand, L.L.P.

    23.2        Consent of Bachner, Tally, Polevoy & Misher LLP (contained in
                Exhibit 5)

    24          Power of Attorney (included on signature page)

Item 9.           Undertakings

                  (a)    The undersigned Registrant hereby undertakes:

                         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                                  (i)  To include any prospectus required by
                                  Section 10(a)(3) of the Securities Act of
                                  1933;

                                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant as described above, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 19th day of March 1997.

                                         SUPER VISION INTERNATIONAL, INC.

                                         By:  /s/ Brett M. Kingstone
                                         ------------------------------
                                                 Brett M. Kingstone
                                                  Chairman, President and Chief
                                                  Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Brett M. Kingstone and John P. Stanney, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 /s/ Brett M. Kingstone                     March 19, 1997
-----------------------------------------
Brett M. Kingstone - Chairman of
the Board of Directors, President
and Chief Executive Officer
(Principal Executive Officer)


 /s/ John P. Stanney                        March 19, 1997
-------------------------------------------
John P. Stanney - Chief
Operating Officer and Chief
Financial Officer (Principal
Financial and Accounting Officer)

 /s/ Edgar Protiva                     March 19, 1997
 -------------------------
Edgar Protiva - Director


--------------------------             March     , 1997
Eric Protiva - Director


 /s/ Brian McCann                      March 19, 1997
--------------------------
Brian McCann - Director


 /s/ Anthony Castor                    March 19, 1997
--------------------------
Anthony Castor - Director

                               INDEX TO EXHIBITS


                                                                                   Sequentially
Exhibit                                                                              Numbered
  No.                             Description                                          Page
4                     Super Vision International, Inc. 1994 Stock Option Plan
                      (incorporated by reference to Registration Statement on
                      Form SB-2, File No. 33-74742)

5 Opinion of Bachner, Tally, Polevoy & Misher LLP with respect to the legality of the Class A Common Stock to be registered hereunder

23.1                  Consent of Coopers & Lybrand, L.L.P.

23.2                  Consent of Bachner, Tally, Polevoy & Misher LLP
                      (contained in Exhibit 5)

24                    Power of Attorney (included on signature page)
